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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our report dated January 26, 1996, on our audits of the consolidated financial statements of The Peoples BancTrust Company, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 in this Annual Report on Form 10-K and in the registration statement on Form S-3 (File No. 33-60935).



                                    /s/ Coopers & Lybrand LLP

Birmingham, Alabama
March 29, 1996